__________________________




                             PAYING AGENT AGREEMENT

                                     between

                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST

                                       and

                              BANKERS TRUST COMPANY

                            Dated as of May __, 1997

                                   Relating to

                    Remarketed Preferred Shares, Series B and
                      Remarketed Preferred Shares, Series C

                                       of

                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST




                           __________________________










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                                TABLE OF CONTENTS
                                                                          Page

Section 1.01.  Purpose.......................................................1

Section 1.02.  Definitions...................................................1

Section 1.03.  Rules of Construction.........................................2

Section 2.01.  Notice of Redemption; Other Redemption Procedures.............3

Section 3.01.  Results of Remarketings.......................................5

Section 3.02.  Disbursing Dividends and Redemption Price.....................5

Section 3.03.  Change in Dividend Period.....................................6

Section 3.04.  Notice to the Fund and Remarketing Agent......................6

Section 3.05.  Settlement Procedures.........................................7

Section 4.01.  Issue of Share Certificates...................................7

Section 4.02.  Share Register; Allocation of Shares..........................8

Section 4.03.  Registration of Shares........................................8

Section 4.04.  Lost Certificates.............................................9

Section 4.05.  Disposition of Cancelled Certificates; Record Retention.......9

Section 4.06.  Share Transfer Books.........................................10

Section 4.07.  Return of Funds..............................................10

Section 5.01.  Representations and Warranties of the Fund. .................10

Section 5.02.  Representations and Warranties of the Paying Agent. .........11

Section 6.01.  Duties and Responsibilities..................................11

Section 6.02.  Rights of the Paying Agent...................................12

Section 6.03.  Paying Agent's Disclaimer....................................12


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Section 6.04.  Compensation, Expenses and Indemnification...................12

Section 7.01.  Term of Agreement............................................13

Section 7.02.  Communications...............................................13

Section 7.03.  Entire Agreement.............................................14

Section 7.04.  Benefits. ...................................................14

Section 7.05.  Amendment; Waiver............................................15

Section 7.06.  Successors and Assigns.......................................15

Section 7.07.  Severability.................................................15

Section 7.08.  Article and Section Headings.................................15

Section 7.09.  Counterparts.................................................15

Section 7.10.  Governing Law................................................15

                             PAYING AGENT AGREEMENT


         PAYING AGENT AGREEMENT dated as of May __, 1997, between PUTNAM MUNICIPAL OPPORTUNITIES TRUST, a Massachusetts business trust (the "Fund"), and BANKERS TRUST COMPANY (the "Paying Agent").

         The Fund proposes to issue 1620 shares of Remarketed Preferred(R) Shares, Series B ("RPB") and 1620 shares of Remarketed Preferred Shares, Series C ("RPC", and together with RPB, "RP(R)") pursuant to its Bylaws (as defined below). The Fund desires that the Paying Agent perform certain duties in connection with the shares of RP upon the terms and conditions of this Agreement and hereby appoints the Paying Agent to act in the capacities set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Paying Agent agree as follows:

                                   ARTICLE ONE

                 PURPOSE; DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.01. Purpose. The Trustees of the Fund have adopted one or more resolutions appointing the Paying Agent as transfer agent, registrar, dividend and redemption price disbursing agent, settlement agent and agent for certain notifications for the Fund in connection with the shares of RP. The Paying Agent accepts such appointment and agrees to act in accordance with (a) its standard procedures as Paying Agent with respect to the shares of RP, (b) the Bylaws and (c) this Agreement.

         Section 1.02. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Bylaws.

         "Agent Member" of any person shall mean such person's agent member of the Securities Depository.

         "Authorized Newspaper" shall mean a newspaper of general circulation in the English language generally published on Business Days in The City of New York.

         "Authorized Officer" shall mean each Managing Director, Vice President, Assistant Vice President, Assistant Secretary and Assistant Treasurer of the Paying Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Paying Agent designated as an "Authorized Officer" for purposes hereof in a notice from the Paying Agent to the Fund.

--------
     (R)  Registered trademark of Merrill Lynch & Co., Inc.

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         "Beneficial Owner" shall mean a person that is listed as the beneficial owner of one or more shares of RP in the records of the Paying Agent or, with respect to any share not registered in the name of the Securities Depository on the share transfer books of the Fund, the person in whose name such share is so registered.

         "Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading, and is not a day on which banks in The City of New York are authorized or obligated by law to close.

         "Bylaws" shall mean the Amended and Restated Bylaws of the Fund as they may be amended from time to time.

         "Commission" shall mean the Securities and Exchange Commission.

         "Holder" shall mean, with respect to any share of RP, the person whose name appears on the share transfer books of the Fund as the registered holder of such share.

         "Notice of Redemption" shall mean a notice of redemption of some or all shares of RP given by the Fund by telephone or facsimile and in writing substantially in the form attached hereto as Exhibit A.

         "Part" shall mean, as the case may be, either of part I or part II of
Section 12 of the Bylaws establishing the rights and preferences of the shares of RP.

         "Purchase Agreement" shall mean the Purchase Agreement, dated May __, 1997 by and among the Fund, Putnam Investment Management, Inc., and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or the "Underwriter"), providing for the sale of the shares of RP by the Fund to the Underwriter.

         "Signing Officer" shall mean the Chairman of the Board, the President, a Vice President or the Treasurer of the Fund and every other officer or employee of the Fund designated by the Chairman of the Board, the President or a Vice President as a "Signing Officer" for purposes hereof in a notice to the Paying Agent.

         "Trustees" means the Trustees of the Fund.

         "Vice President" when used with respect to the Fund shall mean any Vice President of the Fund whether or not designated by a number or a word or words added before or after the title "Vice President."

         Section 1.03. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement: (i) words importing the singular number shall include the plural number and vice versa; (ii) the captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect; (iii) the words

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"hereof", "herein", "hereto" and other words of similar import refer to this
Agreement as a whole; and (iv) all references herein to times of day shall be to New York City time.


                                   ARTICLE TWO

                           REDEMPTION OF SHARES OF RP

         Section 2.01.  Notice of Redemption; Other Redemption Procedures.

         (a) Notice of redemption, in whole or in part, of any series of RP pursuant to Part I, paragraph 4 shall be given by the Fund to the Paying Agent, the Remarketing Agent and the Securities Depository, if any (and any other Holder) by telephone, in the form of a Notice of Redemption, not later than 1:00 p.m. (and later confirmed in writing), (1) in the case of optional redemption, not less than 20 nor more than 30 days prior to the earliest date upon which any such redemption may occur and (2) in the case of mandatory redemption, not less than 20 nor more than 30 days prior to the redemption date established by the Trustees and specified in such notice.

         (b) In the case of any partial redemption of shares of any series of RP pursuant to paragraph 4 of Part I, the Paying Agent will use its reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP selected for redemption not later than the close of business on the Business Day on which the Paying Agent determines the shares to be redeemed, as described in clause (e) below (or, during a Non-Payment Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives a Notice of Redemption from the
Fund). Such telephonic notice shall be confirmed promptly in writing by a notice of redemption substantially in the form of Exhibit B hereto to the Remarketing Agent and the Securities Depository, if any, and substantially in the form of Exhibit C to each Beneficial Owner of the shares called for redemption, in each case not later than the close of business on the Business Day immediately following the day on which the Paying Agent determines the shares to be redeemed.

         (c) In the case of a redemption in whole of shares of any series of RP pursuant to paragraph 4 of Part I, the Paying Agent will use reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives a Notice of Redemption pursuant to clause (a) above. Such telephonic notice shall be confirmed in writing by a notice of redemption substantially in the form of Exhibit B hereto to the Securities Depository, if any, and the Remarketing Agent and substantially in the form of Exhibit C hereto to each Beneficial Owner of the shares called for redemption, in each case not later than the close of business on the second Business Day following the day on which the Paying Agent receives a Notice of Redemption.

         (d) Every Notice of Redemption and every other notice of redemption sent to Beneficial Owners of shares subject to redemption shall state: (i) the redemption date; (ii) the number of shares of RP to

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be redeemed; (iii) the redemption price; (iv) that dividends on the shares of RP to be redeemed will cease to accumulate as of such redemption date; and (v) the provisions of the Declaration of Trust, the Bylaws and the applicable Statement pursuant to which such shares are being redeemed. In addition, notice of redemption given to Beneficial Owners shall state the CUSIP numbers, if any, of the shares of RP to be redeemed and the manner in which the Beneficial Owners of such shares may obtain payment of the redemption price. No defect in the Notice of Redemption or other redemption notice or in the transmittal or mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law. The Paying Agent will use its reasonable efforts to cause any Notice of Redemption to be published in an Authorized Newspaper within two Business Days of the date of such Notice of Redemption pursuant to clause
(a) above, but failure so to publish such Notice of Redemption shall not affect the validity or effectiveness of any such redemption proceedings.

         (e) (i) Subject to clause (e)(ii) below, if fewer than all the outstanding shares of any series of RP are to be redeemed, the number of such shares to be redeemed shall be a whole number of shares and shall be determined by the Trustees, and the Fund shall give a Notice of Redemption; provided that
(i) no such share of RP will be subject to optional redemption on any Dividend Payment Date during a Non-Call Period to which it is subject and (ii) shares of RP subject to a Non-Call Period will be subject to mandatory redemption only on the basis described in clause (f) below. Unless certificates representing shares are held by Holders other than the Securities Depository or its nominee, the Securities Depository will, upon receipt of such notice, determine by lot the number of shares of such series of RP to be redeemed from the account of each Agent Member (which may include an Agent Member, including a Remarketing Agent, holding shares for its own account) and notify the Paying Agent of such determination. The Paying Agent, upon receipt of such notice, will in turn determine by lot the number of shares of such series of RP to be redeemed from the accounts of the Beneficial Owners of the shares of such series of RP whose Agent Members have been selected by the Securities Depository and give notice of such determination to the Remarketing Agent. In doing so, shares may be redeemed from the accounts of some Beneficial Owners, which may include the Remarketing Agent, without shares being redeemed from the accounts of other Beneficial Owners.

             (ii) Notwithstanding clause (e)(i) above, if certificates representing shares of any series of RP are held by Holders other than the Securities Depository, then the shares of such series of RP to be redeemed shall be selected by the Paying Agent by lot.

         (f) Any share of RP will be subject to mandatory redemption regardless of whether such share is subject to a Non-Call Period, provided that shares of RP subject to a Non-Call Period will only be subject to redemption to the extent that the other shares of such series of RP not subject to a Non-Call Period or other Preferred Shares are not available to satisfy the number of shares required to be redeemed. In such event, such shares subject to a Non-Call Period shall be selected for redemption in an ascending order of outstanding Non-Call Period (with shares with the lowest number of days remaining in the Period to be called first) and by lot in the event of equal outstanding Non-Call Periods.

         (g) Notwithstanding the foregoing provisions of this Section 2.01, the Remarketing Agent may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption for shares of RP, provided that any such modification does not adversely affect any Holder of shares of RP or materially alter the obligations of the Paying Agent or the Fund; and further provided that the Trust receives written confirmation from S&P and Moody's that any such modification would not impair the ratings then assigned by S&P and Moody's to shares of RP.


                                  ARTICLE THREE

                  PAYING AGENT AS DIVIDEND AND REDEMPTION PRICE
                DISBURSING AGENT, SETTLEMENT AGENT AND AGENT FOR
                              CERTAIN NOTIFICATIONS

         Section 3.01.  Results of Remarketings.

         (a) On each Remarketing Date, the Fund will cause the Remarketing Agent to advise the Paying Agent by electronic data transfer or telecopy by 3:30 p.m. of (i) the Applicable Dividend Rate determined in the related Remarketing; (ii) the identities of (and the number of shares held by) the Beneficial Owners who purchased such shares of RP as a result of the Remarketing; and (iii) the identities of (and number of shares sold by) persons who sold shares of RP in the Remarketing. By approximately 4:30 p.m. on such Remarketing Date, the Paying Agent will confirm by telephone, telecopy or electronic data transfer such information with the Remarketing Agent.

         (b) This Section shall not be applicable to any share of RP during a Non-Payment Period applicable to such series.

         Section 3.02.  Disbursing Dividends and Redemption Price.

         (a) The Fund shall deposit in same-day funds with the Paying Agent by 12:00 noon (i) on each Dividend Payment Date for a series of RP, the full amount of any dividend declared and payable on such Dividend Payment Date on any share of RP, and (ii) on any redemption date, the Optional Redemption Price or Mandatory Redemption Price, as the case may be, for each share of RP called for redemption. With respect to any such deposit which is not made by the Fund by 12:00 noon on a Dividend Payment Date for such shares of RP (if, prior to 12:00 noon on such Dividend Payment Date, the Fund has declared such dividend payable on or within three Business Days after such Dividend Payment Date to the Holders who held such shares of RP as of 12:00 noon on the Business Day preceding such Dividend Payment Date) or redemption date for any shares of RP subject to redemption, as the case may be, but made within three Business Days after such due date, the Fund shall also deposit with the Paying Agent a late charge in such an amount as shall be calculated by the Fund for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365, all as more fully described in the Bylaws. The Paying Agent agrees to hold all moneys so deposited with the Paying Agent by the Fund in trust for the payment of dividends, the redemption price or any applicable late charge on shares of RP for the benefit of the Holders entitled thereto and to apply such moneys as set forth in clause (b) below.

         (b) The Paying Agent will pay to the applicable Holder, as determined pursuant to the Bylaws, on the Business Day following the Fund's deposit of funds in accordance with the provisions of paragraph (a) above (provided, however, that such payment shall be made on the Business Day following such Business Day following the Fund's deposit of funds if such deposit is made after 12:00 noon) (or, in the case of dividends in arrears on any share of RP, at any time as may be fixed by the Fund), (i) dividends, including any late charge, on the applicable shares of RP, and (ii) the Optional Redemption Price or Mandatory Redemption Price, as the case may be, plus any late charge, on any shares of RP called for redemption, in either case after receipt of the necessary funds from the Fund with which to make such payments. The amount of dividends for any Dividend Period to be paid by the Paying Agent to the Holder entitled thereto will be determined by the Fund as set forth in Part I, paragraph 3. The redemption price to be paid by the Paying Agent to the Holder entitled thereto will be determined by the Fund as set forth in Part I, paragraph 4. The Paying Agent shall have no duty to determine the redemption price or the Non-Payment Period Rate and may rely on the amount thereof set forth in the Notice of Redemption. Upon the request of the Fund, the Paying Agent shall promptly transmit to the Fund after the date of any redemption as described above any cash held by the Paying Agent in excess of the aggregate redemption price of shares of RP called for redemption on such date.

         Section 3.03. Change in Dividend Period. Upon any change in the period of time between Dividend Payment Dates for shares of a series of RP as a result of a change in law or otherwise, the Fund will give notice of such change to the Paying Agent and the Remarketing Agent and the Paying Agent will use reasonable efforts to notify the Holders thereof by telephone, confirmed in writing of such change; provided that if the Dividend Period whose length is being adjusted is a Dividend Period for which the Applicable Dividend Rate is the Non-Payment Period Rate, the Fund will notify the Holders of shares of such series of RP directly.

         Section 3.04. Notice to the Fund and Remarketing Agent. If one or more of the following events occurs with respect to shares of any series of RP, the Paying Agent shall promptly notify the Fund and, so long as the Applicable Dividend Rate applicable to shares of such series shall not be the Non-Payment Period Rate, the Remarketing Agent, of such occurrence by telephone, promptly confirmed in writing:

                  (i) at the close of business on any Dividend Payment Date for such shares, dividends on all outstanding shares accumulated to any Dividend Payment Date for such shares of such series, including such first mentioned Dividend Payment Date, have not been paid in full or sufficient funds have not been deposited with the Paying Agent for the payment of such accumulated dividends;

                (ii) the Fund has failed to redeem on any redemption date any shares for which Notice of Redemption has been received by the Paying Agent; or

               (iii) by 12:00 Noon on the third Business Day following the occurrence of either of the events described in (i) or (ii) above, the Fund has not deposited with the Paying Agent the full amount of funds described in subparagraph (a) of Section 3.02.

         Section 3.05.  Settlement Procedures.

         (a) In the event that any person other than the Paying Agent fails to perform any act necessary to enable the Paying Agent to act as contemplated by this Section, the Paying Agent shall take such steps as are reasonably requested by the Fund or the Remarketing Agent (and approved by the Fund) to facilitate the transfers contemplated by this Section even if such transfers cannot take place within the time periods set forth in this Section.

         (b) On the first day of any Dividend Period on which the Applicable Dividend Rate applicable to any share of RP shall be the Non-Payment Period Rate, this Section 3.05 shall no longer be applicable to such share of RP.

         (c) Notwithstanding the foregoing provisions of this Section 3.05, the Remarketing Agent may, in its sole discretion, modify the procedures set forth above in Article 3 with respect to the shares of RP, provided any modification does not adversely affect the Holders or the Beneficial Owners of such shares or the Fund.


                                  ARTICLE FOUR

                  PAYING AGENT AS TRANSFER AGENT AND REGISTRAR

         Section 4.01. Issue of Share Certificates. On the Date of Original Issue of RP, one certificate for shares of each series of RP shall be issued by the Fund. At the request of the Fund, such certificates shall be registered as instructed by the Fund and countersigned by the Paying Agent in its capacity as registrar, which, except in the event a Securities Depository is used, shall deliver the certificates as instructed by the Fund in writing. If a Securities Depository is used, the Paying Agent shall hold the certificates as custodian for the Securities Depository. At no time shall the aggregate number of shares of a series of RP represented by such countersigned certificate exceed the number of then outstanding shares of that series of RP.

         Section 4.02.  Share Register; Allocation of Shares.

         (a) So long as the Applicable Dividend Rate for shares of a series of RP shall not be the Non-Payment Period Rate, the Paying Agent shall maintain a registry of the Beneficial Owners of the shares which shall specify with respect to each Beneficial Owner the Remarketing Agent through which such Beneficial Owner purchased and holds its shares. By 9:00 a.m. on each Remarketing Date, the Paying Agent shall inform the Remarketing Agent of the name of each Beneficial Owner of shares of RP subject to Tender and Dividend Reset and the number of such shares. On each Remarketing Date, the Paying Agent shall deliver a copy of such registry to the Fund. On or prior to their original issuance, the Fund shall cause the Underwriter to provide the Paying Agent with a list of the initial Beneficial Owners of the shares of RP who purchased shares of RP through the Underwriter and, as to each such Beneficial Owner, (i) its address and telephone number, including the name of an individual or department authorized to receive notices pursuant to this agreement, (ii) the name and Securities Depository account number of its Agent Member and (iii) such other information as the Paying Agent may reasonably require

(collectively, "Beneficial Owner Information"). The Paying Agent may rely exclusively upon, as conclusive evidence of the identities of the Beneficial Owners, (i) such lists; (ii) the results of Remarketings reported to the Paying Agent by the Remarketing Agent; and (iii) notice from the Remarketing Agent with respect to the transfer of shares of RP outside of a Remarketing by a Beneficial Owner to another person.

         (b) The Paying Agent shall only register a transfer of shares of RP from a Beneficial Owner to a new Beneficial Owner if (i) the Paying Agent has been notified of such transfer by the Remarketing Agent who provides the Beneficial Owner Information for the new Beneficial Owner, or (ii) the Paying Agent has been notified in writing in a notice substantially in the form of Exhibit D hereto by the Remarketing Agent of such transfer outside of a Remarketing therefor. The Paying Agent shall not be required to accept any notice delivered pursuant to the foregoing sentence unless received by the Paying Agent by 3:00 p.m. on the Business Day preceding the immediately succeeding Remarketing Date for such shares for such Remarketing.

         (c) Except as otherwise provided in this Section, the foregoing provisions of this Section shall no longer be applicable to shares of a series of RP if the Applicable Dividend Rate applicable to all shares of such series shall be the Non-Payment Period Rate.

         Section 4.03.  Registration of Shares.

         (a) If a Securities Depository is used for any series of RP and except as set forth in this Section, shares of such series of RP shall be registered solely in the name of the Securities Depository or its nominee. If, with respect to shares of such series of RP, the Securities Depository shall give notice of its intention to resign as such, and if the Fund shall not have selected a substitute Securities Depository with respect to shares of such series of RP reasonably acceptable to the Paying Agent prior to such resignation, then upon such resignation, such shares of such series of RP shall be registered for transfer or exchange, and new certificates shall be issued in the name of the designated transferee or transferees of the Securities Depository, upon surrender of the old certificates in a form deemed by the Paying Agent in its capacity as registrar properly endorsed for transfer with (i) all necessary endorsers' signatures guaranteed in such manner and form as the Paying Agent in its capacity as registrar may require by a guarantor reasonably believed by the Paying Agent in its capacity as registrar to be responsible; (ii) such assurances as the Paying Agent in its capacity as registrar shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement; and (iii) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

         (b) If certificates representing shares of any series of RP are, at the direction of the Fund, to be held by Holders other than the Securities Depository, such shares shall be registered for transfer or exchange, and the Fund shall issue one or more new certificates with respect to such shares registered in the names of the Beneficial Owners thereof or their nominees, upon surrender of the old certificates in a form deemed by the Paying Agent properly endorsed for transfer, with (i) all necessary endorsers' signatures guaranteed in such manner and form as the Paying Agent may require by a guarantor reasonably believed by the Paying Agent to be responsible; (ii) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement; and
(iii) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

         Section 4.04. Lost Certificates. The Paying Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and the Paying Agent, subject at all times to provisions of law, the Bylaws and resolutions adopted by the Fund with respect to lost securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Paying Agent to issue a replacement or new certificate pursuant to this Section shall be deemed to be a representation and warranty by the Fund to the Paying Agent that such issuance will comply with applicable provisions of law and the Bylaws and resolutions of the Fund.

         Section 4.05. Disposition of Cancelled Certificates; Record Retention. The Paying Agent shall retain share certificates which have been cancelled in transfer or in exchange and accompanying documentation for two calendar years from the date of such cancellation. The Paying Agent shall afford access to the Fund, its agents and counsel upon written request at reasonable times during normal business hours to review and make extracts or copies of such certificates and accompanying documentation. Upon the expiration of such two-year period, the Paying Agent shall deliver to the Fund the cancelled certificates and accompanying documentation. The Fund shall, at its sole cost and expense, retain such records for a minimum additional period of ten calendar years from the date of delivery of the records to the Fund and shall make such records available during normal business hours upon written request during this period at any time, or from time to time, for reasonable periodic, special or other examinations by representatives of the Commission. The Fund shall also undertake to furnish to the Commission, upon demand, at either its principal office or at any regional office, complete, correct and current hard copies of any and all such records.

         Section 4.06. Share Transfer Books. The Paying Agent shall maintain the share transfer books listing the Holders of the shares of each series of RP. In case of any request or demand for the inspection of the share transfer books of the Fund or any other books in the possession of the Paying Agent, the Paying Agent will notify the Fund and secure written instructions as to permitting or refusing such inspection. Notwithstanding the foregoing, the Paying Agent reserves the right to exhibit the share transfer books or other books to any person in case it is advised by its counsel that its failure to do so would: (i) be unlawful; or (ii) expose it to liability unless the Paying Agent shall have received sufficient indemnification.

         Section 4.07. Return of Funds. The Paying Agent shall notify the Fund in writing of the amount of any funds deposited with the Paying Agent by the Fund for any reason under this Agreement, including for the payment of dividends or the redemption of shares of RP, that remain with the Paying Agent after 90 days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Fund by the Paying Agent. The Paying Agent shall have no duty to invest any funds deposited with it at any time pursuant to this Agreement. The Fund shall be entitled, however, to receive, from time to time after the date fixed for redemption, investment earnings, if any, on the funds so deposited.

                                  ARTICLE FIVE

                         REPRESENTATIONS AND WARRANTIES

         Section 5.01. Representations and Warranties of the Fund. The Fund represents and warrants to the Paying Agent that:

         (a) the Fund is duly established and is validly existing as a voluntary association in good standing under the laws of The Commonwealth of Massachusetts and has full power to execute and deliver this Agreement and to authorize, create and issue the shares of RP;

         (b) this Agreement has been duly and validly authorized, executed and delivered by the Fund, is enforceable in accordance with its terms and constitutes the legal, valid and binding obligation of the Fund;

         (c) the form of the certificates evidencing the shares of each series of RP comply with all applicable laws of The Commonwealth of Massachusetts;

         (d) the shares of RP have been duly authorized and are validly issued, fully paid and nonassessable (except as set forth in the Fund's Prospectus relating to the shares of RP);

         (e) no action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or the issuance of the shares of RP except as required by the Securities Act of 1933, as amended, the 1940 Act, the rules and regulations promulgated thereunder, and applicable state securities laws, in each case as in effect at the date hereof, all of which have been taken, obtained or made and are in full force and effect on the date hereof;

         (f) the execution and delivery of this Agreement and the issuance and delivery of the shares of RP do not and will not conflict with, violate or result in a breach of, in any material respects, the terms, conditions or provisions of, or constitute a default under, the Agreement and Declaration of Trust or the Bylaws of the Fund, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Fund is a party or by which it is bound; and

         (g) no taxes are payable by the Fund upon or in respect of the execution of this Agreement or the issuance of the shares of RP.

         Section 5.02. Representations and Warranties of the Paying Agent. The Paying Agent represents and warrants to the Fund that the Paying Agent is duly organized and is validly existing as a banking corporation under the laws of the State of New York and has the power to enter into and perform its obligations under this Agreement.


                                   ARTICLE SIX

                                THE PAYING AGENT

         Section 6.01. Duties and Responsibilities.

         (a) The Paying Agent is not a trustee and is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other person by reason of this Agreement.

         (b) The Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in or incorporated by reference into this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Paying Agent.

         (c) In the absence of negligence or willful misconduct on its part, the Paying Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Paying Agent shall not be liable for any error of judgment made in good faith unless the Paying Agent shall have been negligent in ascertaining or failing to ascertain the pertinent facts.

         Section 6.02. Rights of the Paying Agent.

         (a) The Paying Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document, in each case reasonably believed by it to be genuine. The Paying Agent shall not be liable for acting upon any telephone communication authorized hereby which the Paying Agent believes in good faith to have been given by the Fund, a Holder, a Beneficial Owner, an Agent Member or Remarketing Agent. The Paying Agent may record telephone communications with the Fund and the Remarketing Agent in connection with its duties hereunder.

         (b) The Paying Agent may consult with counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action (other than willful misconduct) taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Paying Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

         (d) The Paying Agent may exercise its rights hereunder and, with the prior written consent of the Fund, may perform its duties hereunder either directly or by or through agents or attorneys.

         Section 6.03. Paying Agent's Disclaimer. The Paying Agent makes no representation as to the validity or adequacy of this Agreement or any share of RP.

         Section 6.04. Compensation, Expenses and Indemnification.

         (a) The Fund shall pay the Paying Agent, from time to time, reasonable compensation for all services rendered by it under this Agreement as shall be agreed upon by the Fund and the Paying Agent.

         (b) The Fund shall reimburse the Paying Agent, upon the Paying Agent's request, for all reasonable out-of-pocket expenses, disbursements and advances which shall have been agreed upon by the Fund and the Paying Agent and shall have been incurred or made by the Paying Agent in accordance with the provisions of this Agreement (including the reasonable compensation, expenses and disbursements of any agent or counsel for the Paying Agent) except any expense or disbursement attributable to its negligence or willful misconduct.

         (c) The Fund shall indemnify the Paying Agent for and hold it harmless against any loss, liability or expense incurred without negligence or willful misconduct on the Paying Agent's part, arising out of or in connection with its agency under this Agreement, including the costs and expenses of defending itself against any claim or liability (including reasonable attorneys' fees) in connection with its exercise or performance of any of its duties hereunder.


                                  ARTICLE SEVEN

                                  MISCELLANEOUS

         Section 7.01. Term of Agreement.

         (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section. The Fund may terminate this Agreement at any time by so notifying the Paying Agent, provided that, so long as any shares of RP are outstanding, the Fund has entered into an agreement with a successor Paying Agent in substantially the form of this Agreement. The Paying Agent may terminate this Agreement, subject to the acceptance of the Fund, upon notice to the Fund on the date specified in such notice, which shall be no earlier than 90 days after the date of delivery of such notice. If an instrument of acceptance shall not have been delivered to the resigning Paying Agent within 30 days after the giving of such notice of resignation, the resigning Paying Agent may, at the expense of the Fund, petition any court of competent jurisdiction for the appointment of a successor Paying Agent.

         (b) Except as otherwise provided in this clause (b), the respective rights and duties of the Fund and the Paying Agent under this Agreement shall cease upon termination of this Agreement. The Fund's representations, warranties, covenants and obligations to the Paying Agent under Sections 5.01 and 6.04 hereof shall survive the termination hereof. Upon termination of this Agreement, the Paying Agent shall (i) at the request of the Fund, promptly deliver to the Fund copies of all books and records maintained by it in connection with its duties hereunder, and (ii) at the request of the Fund, promptly transfer to the Fund or any successor Paying Agent any funds held for the Fund which have not previously been distributed by the Paying Agent in accordance with this Agreement.

         Section 7.02. Communications. Except for communications authorized to be by telephone pursuant to this Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) given to such person at its address or telecopy number set forth below:

         If to the Fund:                Putnam Municipal Opportunities Trust
                                        One Post Office Square
                                        Boston, Massachusetts 02109
                                        Attention:  John R. Verani
                                        Telephone:  (617) 292-1103
                                        Telecopier: (617) 760-8349

         If to the Paying
         Agent:                         Bankers Trust Company
                                        Four Albany Street
                                        New York, New York  10006
                                        Attention: Auction Rate/Remarketed
                                                   Securities Department
                                        Telephone: (212) 250-6850
                                        Telecopier: (212) 250-6215

         If to the
         Remarketing Agent:             Merrill Lynch Pierce, Fenner & Smith
                                        Incorporated
                                        Merrill Lynch World Headquarters
                                        World Financial Center - North Tower
                                        New York, New York 10281-1205
                                        Attention:  Remarketed Preferred
                                                    Transactions Desk
                                                    (7th Floor)
                                        Telephone:  (212) 449-4940
                                        Telecopier: (212) 449-2760

         If to the
         Securities
         Depository:                    The Depository Trust Company
                                        7 Hanover Square
                                        24th Floor
                                        New York, New York  10004
                                        Attention:  Manager, Cash Receipts
                                                    Section Dividend
                                                    Department
                                        Telephone:  (212) 709-1646
                                        Telecopier: (212) 709-1623

or to such other address as the party to whom the communication is addressed shall have previously communicated to the other party. Any notice to a Beneficial Owner shall be given at the address or phone number, as the case may be, as the Remarketing Agent or the Agent Member for such Beneficial Owner shall have previously communicated to the Paying Agent. Communications shall be given on behalf of the Fund by a Signing Officer and on behalf of the

Paying Agent by an Authorized Officer. Communications shall be effective when received at the proper address.

         Section 7.03. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties.

         Section 7.04. Benefits. Nothing herein, express or implied, shall give to any person, other than the Fund, the Paying Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder. In particular, and without limiting the generality of the foregoing, no Holder or Beneficial Owner of any shares of RP shall have or be deemed to have any right in respect of, or shall in any event be entitled to enforce or to seek recourse against any person in respect of any provision of this Agreement, and any and all rights of shareholders of RP or obligations of the Fund in respect thereof arise only under and are governed solely by the Declaration of Trust and Bylaws of the Fund as they are in effect from time to time.

         Section 7.05. Amendment; Waiver.

         (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each party.

         (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such rights or remedies with respect to any subsequent breach.

         Section 7.06. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Fund and the Paying Agent. Without the prior written consent of the Fund, the Paying Agent may not assign this Agreement except by operation of law or to a person who acquires substantially all of the assets and assumes all of the liabilities of the Paying Agent, either directly or by operation of law.

         Section 7.07. Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         Section 7.08. Article and Section Headings. The Article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         Section 7.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in said State.

         Section 7.11. Fund Only. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement has been executed on behalf of the Fund by an officer of the Fund as an officer and not individually and the obligations of the Fund arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                    PUTNAM MUNICIPAL OPPORTUNITIES TRUST


                                    By:
                                       ---------------------------
                                    Title:



                                    BANKERS TRUST COMPANY



                                    By:
                                       ----------------------------
                                    Title:

                                                                       EXHIBIT A



                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST

                             NOTICE OF REDEMPTION OF

    REMARKETED PREFERRED(R) SHARES, SERIES [INSERT SERIES] ("Series __RP"(R))


         NOTICE IS HEREBY given that, pursuant to the provisions of paragraph 4 of Part I of Section 12 of the Bylaws of Putnam Municipal Opportunities Trust
(the "Fund"), the Fund will redeem on            ,    , (the "Redemption Date")
    shares (the "Redemption Shares") of its then outstanding Series __ RP at the redemption price of $25,000 per share plus accumulated but unpaid dividends to the Redemption Date plus premium, if any.

         Payment of an amount equal to the redemption price, plus accumulated but unpaid dividends to the Redemption Date, will be deposited, in same-day funds, with the Paying Agent by 12:00 p.m., New York time, on the Redemption Date or at such other time as is permitted under the Bylaws of the Fund.

         As of            ,    dividends on the Redemption Shares will cease to
accumulate.

[Date]                                  PUTNAM MUNICIPAL OPPORTUNITIES TRUST



                                        By:
                                           -----------------------
                                        Title:




--------
     (R)   Registered trademark of Merrill Lynch & Co., Inc.

                                                                       EXHIBIT B



[Paying Agent to Remarketing Agent and Securities Depository]


                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST

                              NOTICE OF REDEMPTION

       REMARKETED PREFERRED(R) SHARES, [INSERT SERIES] ("Series __RP"(R))


         NOTICE IS HEREBY given that, pursuant to the provisions of paragraph 4 of Part I of Section 12 of the Bylaws of Putnam Municipal Opportunities Trust
(the "Fund"), the Fund will redeem on             ,      (the "Redemption Date")
    shares (the "Redemption Shares") of its then outstanding Series __ RP at the redemption price of $25,000 per share plus accumulated but unpaid dividends to the Redemption Date plus premium, if any.

         Payment of an amount equal to the redemption price, including accumulated but unpaid dividends to the Redemption Date, will be made pursuant to the Paying Agent Agreement.

         As of                ,         dividends on the Redemption Shares
will cease to accumulate.

[Date]                        BANKERS TRUST COMPANY



                              By:
                                 ---------------------
                                        Title:

--------
     (R) Registered trademark of Merrill Lynch & Co., Inc.



                                       -2-
3201417.05

                                                                       EXHIBIT C



[Paying Agent to Beneficial Owner]


                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST

                             NOTICE OF REDEMPTION OF

    REMARKETED PREFERRED(R) SHARES, SERIES [INSERT SERIES] ("Series __RP"(R))

NOTICE IS HEREBY given that, pursuant to the provisions of paragraph 4 of Part I of Section 12 of the Bylaws of Putnam Municipal Opportunities Trust (the
"Fund"), the Fund will redeem on        ,   (the "Redemption Date")       shares
(the "Redemption Shares") of its then outstanding Series __ RP at the redemption price of $25,000 per share plus accumulated but unpaid dividends to the Redemption Date plus premium, if any. [You shall instruct your Agent Member to
deliver by   .m. on the Redemption Date, by book entry, shares selected for redemption as provided in the Paying Agent Agreement against receipt of payment therefor.]2 [You shall present and surrender at the office of the Paying Agent
by   .m. on the Redemption Date the certificate or certificates evidencing shares selected for redemption as provided in the Paying Agent Agreement against receipt of payment therefor.]2

         Payment of the redemption price, including accumulated but unpaid dividends to the Redemption Date, will be made pursuant to the Paying Agent Agreement.

         As of               ,          dividends on the Redemption Shares will
cease to accumulate.

[Date]                            BANKERS TRUST COMPANY


                                  By:
                                     -----------------
                                           Title:
--------
     (R) Registered trademark of Merrill Lynch & Co., Inc.
     2   Delete if not applicable.

                                                                       EXHIBIT D

[Remarketing Agent to Paying Agent --
To be used only for transfers made
other than pursuant to a Remarketing]


                      PUTNAM MUNICIPAL OPPORTUNITIES TRUST

     REMARKETED PREFERRED SHARES, SERIES [INSERT SERIES] ("Series __RP"(R))

                                  TRANSFER FORM

         The undersigned hereby notifies you that:


__________________________________________
(Print name of existing beneficial owner)

has sold _________  shares of Series __ RP
(CUSIP No.          ) to


__________________________________________
(Print name of new Beneficial Owner)

__________________________________________
(Print address of new Beneficial Owner)

__________________________________________
(Print telephone number of new Beneficial Owner)

__________________________________________
(Print name and Securities Depository account number of new Agent Member)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:
    --------------------------------------
    Name:
    Title:

--------
     (R) Registered trademark of Merrill Lynch & Co., Inc.

                                      -4-